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                                                                    EXHIBIT 23.1


To the Board of Directors of Micro-Media Solutions, Inc., a Utah corporation:

     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 22, 1997 and June 10, 1998, relating to the consolidated financial statements and schedules of Mountain States Resources Corporation and Subsidiary for the year ended March 31, 1997.

                                                   Salazar & Associates

Austin, Texas
June 11, 1998